Exhibit 99.1
NEWS RELEASE
CONTACTS:

(Media):	David Parker	+61 8 6218 7460 (Perth)
	Bill Mintz	+1 713 296 7276
	Patrick Cassidy	+1 713 296 6100

(Investors):	Alfonso Leon	+1 713 296 6692

(Website):	www.apachecorp.com
APACHE GIVES GO AHEAD FOR WHEATSTONE LNG PROJECT IN AUSTRALIA;
APACHE’S JULIMAR AND BRUNELLO FIELDS TO PROVIDE FEEDSTOCK GAS
     Houston, Sept. 26, 2011 — Apache Corporation (NYSE, Nasdaq: APA) today announced that an Apache Australian subsidiary and its partners will proceed with development of the Chevron-operated Wheatstone LNG (liquefied natural gas) Project in Western Australia.
     The first phase of the project will comprise two LNG processing trains with a combined capacity of approximately 8.9 million tonnes per annum (Mtpa), a domestic gas plant and associated onshore and offshore infrastructure.
     Apache will supply gas to Wheatstone from its Julimar and Brunello natural gas fields, Carnarvon Basin discoveries made in 2007. Expected investment, net to Apache, for the field and LNG facility development, including drilling, transportation, and other infrastructure, is approximately $4 billion, which will be spread over five years. First production is planned for 2016.
     The Wheatstone Project is a joint venture between the Australian subsidiaries of Chevron (operator, 73.6%), Apache (13.0%), Kuwait Foreign Petroleum Exploration Company (KUFPEC), (7.0%) and Shell (6.4%). Apache, Chevron, and KUFPEC have signed long-term LNG sales-and-purchase agreements with Tokyo Electric Power and Kyushu Electric Power Company, Inc.

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APACHE GIVES GO AHEAD FOR WHEATSTONE LNG PROJECT IN AUSTRALIA;
APACHE’S JULIMAR AND BRUNELLO FIELDS TO PROVIDE FEEDSTOCK GAS
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     “Wheatstone is an important step for Apache in monetizing our natural gas discoveries off the coast of Western Australia,” said G. Steven Farris, Chairman of the Board and Chief Executive Officer for Apache. “This is a long term, legacy asset. Apache will realize value over more than 20 years from its Julimar and Brunello gas discoveries, which combined have estimated recoverable gas in excess of 2.1 trillion cubic feet.
     “Wheatstone also represents Apache’s first project in the growing worldwide market for LNG, providing an additional pathway for premium pricing of our gas resources offshore Australia,” Farris said. “It’s also scalable, allowing for development of any future discoveries in the Carnarvon Basin, where we hold interests in several prospective blocks.”
     Apache Julimar Pty Ltd and KUFPEC Australia (Julimar) Pty Ltd, a subsidiary of Kuwait Foreign Petroleum Co., will develop facilities to supply gas from their Julimar and Brunello discoveries (the Julimar Development Project) to the Wheatstone Project. Apache has a 65 percent interest in the Julimar Development Project and is the operator of the project.
     The Julimar Development Project is expected to generate average net sales to Apache of approximately 140 million cubic feet per day (MMcfd) of LNG (equivalent to 1.07 Mtpa) at prices pegged to world oil markets, 22 MMcfd of sales gas into the domestic market, and 3,250 barrels of condensate per day. During second quarter 2011, Apache’s Australian production averaged approximately 180 MMcf and 40,000 barrels of oil per day.
     Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina. From time to time, Apache posts announcements, updates and investor information, in addition to copies of all press releases, on its website, www.apachecorp.com.

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APACHE GIVES GO AHEAD FOR WHEATSTONE LNG PROJECT IN AUSTRALIA;
APACHE’S JULIMAR AND BRUNELLO FIELDS TO PROVIDE FEEDSTOCK GAS
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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These include statements about the expected date for a final investment decision on the Wheatstone project, development of LNG facilities, LNG marketing activities and future production and exploration prospects in Western Australia. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2010 Form 10-K as amended by Amendment No. 1 to our annual report on Form 10-K/A filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.